Exhibit 4.2


                           NEBCO EVANS HOLDING COMPANY
                          MANAGEMENT STOCK OPTION PLAN


       1. Purpose of Plan. The purpose of the Plan is to provide the Employers with a means of attracting and retaining highly qualified key employees and consultants and of giving key employees and consultants additional incentives to improve the Employers' performance by increasing such employees' and consultants' financial interest in the growth in the Company's value and the overall return to its shareholders.

       2. Definitions. The following terms shall have the meanings set forth below for purposes of the Plan:

            Board:  The Board of Directors of the Company.

            Cause: As defined in the employment or consulting agreement between a Participant and any Employer, if such an agreement exists and contains a definition of "Cause;" otherwise, any conduct on the part of a Participant that the Committee determines, in its sole discretion, has an adverse effect on the Company or an Employer.

            Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

            Company:  Nebco Evans Holding Company, a Delaware corporation.

            Compensation Committee: A committee of the Board designated by the Board to administer the Plan.

            Employee: Any individual who is employed by an Employer or who renders services to an Employer as a consultant with the status of an independent contractor.

            Employers: The Company and such subsidiaries and affiliates of the Company as the Board may from time to time designate as "Employers."

            Fair Market Value: The Fair Market Value of a Share as of a given date shall be the value of a Share as of the last day of the most recently ended fiscal year of the Company, as determined by the Independent Appraisal Firm pursuant to Section 13 of the Plan.

            Independent Appraisal Firm: A qualified firm unrelated to the Company, selected by the Board or the Committee from time to time to determine the Fair Market Value of a Share pursuant to Section 13 of the Plan.

            Initial Public Offering: The completion of a sale of shares of the common stock of the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (other than a registration statement relating to shares of common stock issuable upon exercise of employee stock options or in connection with an employee benefit plan of the Company or a subsidiary or affiliate) following which either (x) 25% or more of the issued and outstanding shares of common stock of the Company is publicly held and freely transferable or (y) shares of common stock of the Company with a market value of at least $100,000,000 are publicly held and freely transferable or (z) the Board shall otherwise have determined in its discretion that the provisions hereof applicable upon the consummation of an Initial Public Offering are otherwise desirable of effectuation.

            Option: A right granted pursuant to the Plan to purchase Shares on terms and conditions provided for in the Plan and the relevant Option Agreement.

            Option Agreement: A written award agreement setting forth the terms and conditions of an Option, in the form attached hereto as Exhibit A or such other form as the Board may from time to time prescribe.

            Option Term: The period beginning on the date of grant of an Option and ending on the date the Option expires pursuant to the Plan and the relevant Option Agreement.

            Grant Price: The purchase price for each Share covered by an Option.

            Participant:  Any Employee who receives a grant of an Option.

            Plan:  The Nebco Evans Holding Company Management Stock Option
      Plan.

            Shares: The shares of the Company's Class A common stock, par value $0.01 per share.

            Termination of Employment: A Participant shall be considered to have experienced a Termination of Employment if he or she ceases, for any reason, to be an Employee, including without limitation as a result of the fact that the entity by which he or she is employed or for which he or she renders services as a consultant, as applicable, has ceased to be affiliated with the Company.

       3. Tax Status of Options. No Options will be "incentive stock options" within the meaning of Section 422 of the Code.

       4. Shares Available for Options. Subject to the provisions of Section 17 of this Plan, the maximum number of Shares that may be made subject to Options shall be 1,000,000. Such Shares shall be conditionally reserved for issuance upon the exercise of the Options described herein. Any Shares underlying Options that expire without such Shares being purchased, and any Shares underlying Options that are repurchased by the Company pursuant to the Call Right contained in Section 15 hereof, shall again be available for grants of Options.

       5. Effectiveness of Plan. This Plan shall be effective upon its adoption by the Board. No Options may be granted under the Plan after the tenth anniversary of such adoption.

       6. Administration of Plan. The Plan shall be administered by the Board; provided, that the Board may authorize the Compensation Committee to exercise any and all of the powers and functions of the Board pursuant to the Plan. The interpretation and construction by the Board or the Compensation Committee of any provisions of the Plan or of any Options granted under it shall be final and conclusive. No member of the Board or the Compensation Committee shall be liable for any action taken or determination made with respect to the Plan or any Options granted under it. No shareholder of the Company nor any employee or former employee of the Company, or any beneficiary, shall have any claim or cause of action against the Company, any Employer, an officer of the Company or any member of the Board or the Compensation Committee on account of, by reason of, or arising out of the exercise of the discretionary power granted hereunder.

       7. Eligibility. All Employees shall be eligible to participate in the Plan.

       8. Grant of Options. The Board may, from time to time, grant to any Employee one or more Options for such number of Shares, and upon such terms and conditions, as it may determine at the time of grant, subject to the provisions and limitations set forth in this Plan. Each Option shall be evidenced by an Option Agreement executed on behalf of the Company.

       9. Grant Price. The Grant Price shall be the Fair Market Value of a Share on the date of grant, except to the extent the Board provides otherwise at the time of grant.

       10. Option Term. Unless otherwise provided by the Board at the time of grant or thereafter, the Option Term of each Option shall end on the earliest of
(i) the date when such Option has been exercised in full, (ii) the date the Participant experiences a Termination of Employment for Cause, and (iii) ninety days after the date the Participant experiences a Termination of Employment other than for Cause; provided, that in no event may the Option Term exceed ten
(10) years from the date of grant of the Option.

       11. Vesting. Options shall become vested as and when determined by the Board at the time of grant; provided, that unless otherwise determined by the Board at the time of grant, upon an Initial Public Offering, each then-outstanding Option shall become vested as to one-half of the Shares as to which it has not yet become vested. In addition, the Board shall have the power, in its discretion, to accelerate the vesting of any Option at any time, in whole or in part.

       12. Non-Transferability. No Option and, before an Initial Public Offering, no Shares purchased by exercise of an Option, may be transferred or disposed of in any way by the Participant, except by will or by the laws of descent and distribution. During the lifetime of a Participant, his or her Options may be exercised only by him or her. If a Participant dies, his or her Options shall be exercisable by the Participant's executor or administrator. References in the Plan to "Participants" shall include persons who acquire any interest in Options under this Section 12.

       13. Appraisal. The Board shall engage an Independent Appraisal Firm to determine the Fair Market Value of a Share for purposes of the Plan as of the last day of each fiscal year of the Company that ends during the term of the Plan, beginning with the fiscal year ended December 31, 1997. Such determination shall be made within 90 days after the end of each such fiscal year.

       14. Exercise of Options. An Option may be exercised and the underlying Shares purchased in accordance with this Section 14 at any time after the Option with respect to those Shares vests and before the expiration of the Option Term. To exercise an Option, the Participant shall give written notice to the Company at its principal office, in the form attached hereto as Exhibit B, stating the number of Shares with respect to which the Option is being exercised and accompanied by the Grant Price for such Shares, in cash, by cashiers' check or certified check or such other means as the Board shall in its discretion accept. If the Company may not then issue Shares, the effectiveness of such exercise shall be delayed until such time as the Company may issue Shares. Upon the exercise of any Option in compliance with the provisions of this Section 14, the Company shall deliver or cause to be delivered to the Participant a certificate or certificates (or other evidence of ownership), registered in the name of the exercising Participant, for the number of Shares with respect to which the Option is so exercised.

       15. Call Rights. Unless otherwise provided in the Option Agreement at the time of grant or thereafter, the Company shall have the right (the "Call Right"), upon the occurrence of a

Call Event (as defined below) with respect to any Participant, to require such Participant (or such Participant's legal guardian or the executor or administrator of such Participant's estate, or any other person, entity, authority, or agency which shall have control over or ownership of any Shares owned by such Participant or any Options held by such Participant), as the case may be, to sell all of the Shares owned by such Participant and any Options held by such Participant that had vested on or before the date of the Call Event, at the relevant Call Price (as defined below) less, in the case of an Option, the Grant Price. Except as otherwise determined by the Board at the time of grant and set forth in an Option Agreement, upon the occurrence of a Call Event, all outstanding Options that are unvested as of the date of such Call Event shall thereupon terminate and be forfeited immediately.

                  For the purposes of the Plan, a "Call Event" shall mean:

                     (a) with respect to any Participant, the Termination of
               Employment of such Participant, and the Call Right triggered thereby shall be exercisable by giving notice to such Participant (or such Participant's legal guardian or the executor or administrator of such Participant's estate, or any other person, entity, authority, or agency which shall have control over or ownership of any Shares owned by such Participant or any Options held by such Participant), at any time before the earlier of (i) the first anniversary of the Termination of Employment or (ii) the date of an Initial Public Offering, and the Call Price shall mean the Fair Market Value of a Share as of the date the Call Right is exercised; or

                      (b) with respect to all Participants, the execution by the
               Company and/or its controlling shareholders of an agreement pursuant to which, or the consummation of any transaction in which, a controlling interest in the Company will be or is sold, transferred or conveyed, in one or a number of related transaction, directly or indirectly, to one or more persons or entities (whether by merger, stock purchase, or pursuant to any reorganization or extraordinary transaction, and including any sale of all or substantially all of the assets of the Company, or otherwise, or any other change of control of the Company; collectively, a "Sale"), and the Call Rights triggered thereby shall be exercisable by giving notice to all Participants (or such Participant's legal guardian or the executor or administrator of such Participant's estate, or any other person, en-tity, authority, or agency which shall have control over or ownership of any Shares owned by such Participant or any Options held by such Participant) no later than thirty business days following the consummation of the Sale, and the Call Price shall mean the average price per Share being paid pursuant to the Sale (or such other amount as shall, in the judgment of the Board, be equivalent to the value per Share reflected by the Sale in the event the Sale shall not take the form of a sale of Shares).


            The Company shall be entitled to assign any Call Right to any of its affiliates.

       16. Requirements of Law and of Certain Agreements. If any law or any regulation of any commission or agency having jurisdiction shall require the Company or the exercising Participant to take any action with respect to the Shares acquired by the exercise of an Option, then the date upon which the Company shall issue or cause to be issued the certificate or certificates (or other evidence of ownership) for the Shares shall be postponed until full compliance has been made with all such requirements of law or regulation, provided that the Company shall use its reasonable efforts to take all necessary action to comply with such requirements of law or regulation. Further, if requested by the Company, at or before the time of the issuance of the Shares with respect to which a notice of exercise of an Option has been made, the exercising Participant shall deliver to the Company a written statement satisfactory in form and content to the Company, that he or she intends to hold the Shares so acquired on exercise of his or her Option for investment and not with a view to resale or other distribution thereof to the public in violation of the Securities Act, and to such other matters as the Company may request. Moreover, in the event that the Company shall determine that, in compliance with the Securities Act or other applicable statutes or regulations, it is necessary to register any of the Shares with respect to which a notice of exercise of an Option has been made, or to qualify any such Shares for exemption from any of the requirements of the Securities Act or any other applicable statute or regulation, no Options may be exercised and no Shares shall be issued to the exercising Participant until the required action has been completed, provided that the Company shall use its reasonable efforts to take all necessary action to comply with such requirements of law or regulation. The Company reserves the right to legend any certificate for Shares issued upon the exercise of an Option, conditioning the sale of such Shares upon compliance with applicable federal and state securities laws and regulations.

       17. Adjustments. In the event of the declaration of any stock or other dividend with respect to the Shares or in the event of any reorganization, merger, consolidation, acquisition, separation, recapitalization, spinoff, split-up, combination or exchange of the Shares or other similar transaction, the Board may, but shall not be required to, adjust the number of Shares available pursuant to this Plan, the number of Shares subject to Options, and the Grant Prices of Options, and/or make such other changes in this Plan and in any Options then outstanding (including without limitation the substitution of cash, other securities or other property for Shares) as the Board may, in its discretion, determine to be appropriate.

       18. Amendment or Discontinuance of the Plan. The Board may amend or terminate this Plan and any Option Agreement at any time; provided, however, that no such amendment or termination shall adversely affect a Participant's rights to or interest in any Option previously granted, unless such Participant shall have agreed thereto in writing. Notwithstanding the foregoing or anything else contained herein or in any Option Agreement to the contrary, if the Company proposes to effect an Initial Public Offering, and if the appropriate securities regulatory authority or stock exchange determines that in order for the Initial Public Offering to proceed, it would be necessary to reduce the number of issued Options or the term of such issued Options, then this Plan and any then-outstanding Option Agreements may be amended by the Board to: (i) require the Participants, on a pro rata basis based on the number of Shares subject to their then-outstanding Options, to either exercise Options or cancel such Options so that after such exercise or cancellation the number of issued Options is no more than the maximum number permitted by such appropriate regulatory authorities; or (ii) shorten the term of any Option to the extent necessary to comply with applicable law or stock exchange requirements, as the case may be. To the extent that any such Options shall be required to be exercised or cancelled, the determination as to whether to exercise or cancel such Options shall be made by the appropriate Participant in his or her sole discretion.

       19. No Rights as Stockholder or Employee. No Participant shall have any privileges of a stockholder of the Company with respect to the Shares subject to an Option, nor shall the Company have any obligation to issue any dividends or otherwise afford any rights to which Shares are entitled with respect to any such Option, until the date of the issuance to the Participant of a stock certificate or certificates (or other evidence of ownership) evidencing such Shares. The granting of an Option under the Plan shall not confer upon a Participant any right to continue as an Employee or to interfere in any way with the Employer's right to terminate such Participant's employment or consulting services.

       20. Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to Shares acquired pursuant to the exercise of any Option hereunder, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company hereunder shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant (in the form of cash or Shares). With respect to a Participant who is an independent contractor, he or she shall be solely responsible for the payment of all Federal, state, local or foreign taxes of any kind required by applicable law with respect to the exercise of an Option hereunder, except as otherwise required by law.

       21. Governing Law. The Plan shall be governed by the law of Delaware without regard to the conflicts of law principles thereof.

                     THIS IS A FORM OF THE OPTION AGREEMENT.
                    INDIVIDUAL GRANTS WILL BE EVIDENCED BY A
                          PERSONALIZED OPTION AGREEMENT


                                    EXHIBIT A


                            FORM OF OPTION AGREEMENT
                                   PURSUANT TO
                           NEBCO EVANS HOLDING COMPANY
                          MANAGEMENT STOCK OPTION PLAN


       1. GENERAL. This Option Agreement evidences the grant to [INSERT NAME] (the "Participant"), effective as of _____ (the "Grant Date"), of an Option (the "Option") pursuant to the Nebco Evans Holding Company Management Stock Option Plan (the "Plan"). Capitalized terms used in this Option Agreement and not defined herein shall have the meanings ascribed to them in the Plan. This Option Agreement and the Option to which it relates are subject to the terms and conditions of the Plan, a copy of which is attached hereto as Exhibit A. The Option is not an incentive stock option, as defined in Section 422 of the Code.

       2. NUMBER OF SHARES; GRANT PRICE[; OPTION TERM]. The Option shall represent the right to acquire [INSERT NUMBER] of Shares (the "Option Shares") at a Grant Price of $_____ per Option Share. [IF THE OPTION TERM WILL BE DIFFERENT FROM THAT SPECIFIED IN SECTION 10 OF THE PLAN, SPECIFY HERE.]

       3. VESTING OF OPTION. (a) The Option shall vest and become exercisable in [TWO, THREE OR FOUR] equal installment upon each of the [FIRST, SECOND, THIRD AND FOURTH] anniversaries of the Grant Date, provided, that the Participant remains, as of each anniversary date, an Employee of an Employer. [IF THE OPTION WILL NOT VEST UPON AN IPO AS SET FORTH IN SECTION 11 OF THE PLAN, SPECIFY HERE.]

       4. STOCKHOLDERS' AGREEMENT. The Participant acknowledges that concurrently with the entering into of this Option Agreement, he/she is becoming a party to the Stockholders' Agreement and that as a result, the Options and the Option Shares are subject to the provisions of the Stockholders' Agreement as well as the provisions of the Plan.

      IN WITNESS WHEREOF, the Participant has hereunto set the Participant's hand and, pursuant to due authorization in accordance with the Plan, an officer of the Company has executed this Option Agreement on behalf of the Company, all as of the day and year first above written.

                                       NEBCO EVANS HOLDING COMPANY

                                       By:

                                       ------------------------------------
                                       [INSERT NAME OF DESIGNATED OFFICER OF THE
                                       COMPANY]



                                       ------------------------------------
                                       [PARTICIPANT]

                                    EXHIBIT B



                                                Date:_____________________

Attention:  Secretary

      Re:  Exercise of Stock Option

Ladies and Gentlemen:

      Pursuant to the terms of the Option Agreement between us dated _______________, in which you have granted to me an Option to purchase a certain number of the shares of Class A Common Stock, par value $0.01 per share (the "Shares") of Nebco Evans Holding Company (the "Company"), on certain terms and conditions, I hereby give notice that I elect to exercise such Options to the extent of ___ Shares (the "Option Shares") at $[ ] per share. In full payment of the Grant Price for the Option Shares provided in the Option Agreement, I herewith deliver a certified or cashier's check to the order of the Company or cash, in each case, in the amount of $______ for such exercise. I agree to pay an additional amount equal to any withholding obligation the Company may have as a result of this exercise or with respect to the Option Shares.

      I hereby covenant and agree that I am acquiring the Option Shares for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the "Securities Act"). I further covenant and agree that I shall not dispose of any of the Option Shares in any transaction or transactions which, in the opinion of counsel to the Company, may violate the Securities Act, or the rules and regulations thereunder or any applicable state securities, or "blue sky," laws, or otherwise in contravention of the terms of the Company's Management Stock Option Plan.

      I further covenant and agree that, if any of the Option Shares are registered under the Securities Act, no public offering (otherwise than on a national securities exchange, as defined in the Securities Exchange Act of 1934, as amended) of any of the Option Shares will be made by me or by any successor under such circumstances that I or such successor may be deemed an underwriter, as defined in the Securities Act.

      I understand that the Company may endorse upon the certificate or certificates representing the Option Shares legends referring to the restrictions on such Option Shares as it may deem appropriate.

                                    Very truly yours,

                                    _________________________________________
                                                   (Signature)

                                    _________________________________________
                                                   (Print Name)

                                    _________________________________________
                                                    (Address)

                                    _________________________________________

                                    _________________________________________


                                      B-2